UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 2, 2012, WellPoint, Inc. (the “Company”) agreed to sell to Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as the representatives of the several initial purchasers (the “Initial Purchasers”) $1.35 billion principal amount of 2.750% senior convertible debentures due 2042 (the “Debentures”, and the issuance of such Debentures, the “Offering”). The Company granted the Initial Purchasers an option to purchase up to an additional $150 million principal amount of Debentures, which option has been exercised in full. The Initial Purchasers will sell the Debentures solely to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The sale of $1.5 billion principal amount of debentures closed on October 9, 2012. The aggregate offering price of the debentures to such qualified institutional buyers was $1.5 billion and the estimated net proceeds from the offering were approximately $1.47 billion, after deducting selling discounts and commissions and estimated offering expenses.

The Debentures are governed by an Indenture, dated as of October 9, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and will bear interest at a rate of 2.750% per year payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2013. In addition to regular interest on the Debentures, beginning with the semi-annual interest period commencing on October 15, 2022, contingent interest will accrue during any semi-annual interest period where the average trading price of a Debenture for the 10 trading day period immediately preceding the first day of such semi-annual period is (i) greater than or equal to $1,400 per $1,000 principal amount of the Debentures, in which case contingent interest will accrue at a rate of 0.50% of such average trading price per annum, or (ii) less than or equal to a threshold that is initially set at $780 per $1,000 principal amount of the Debentures (such threshold to increase over time), in which case contingent interest will accrue at a rate of 0.25% of such average trading price per annum. The Company will also pay contingent interest equal to any extraordinary cash dividend or extraordinary distribution that our Board of Directors designates as payable to the holders of the Debentures. The Company may also be required to pay additional interest on the Debentures in certain circumstances in an amount not to exceed 0.50% per annum.

The Debentures will mature on October 15, 2042, unless earlier redeemed, repurchased or converted. The Debentures are convertible into shares of the Company’s common stock (the “Common Stock”) at a conversion rate of 13.2319 shares of Common Stock per $1,000 principal amount of Debentures (equal to a conversion price of approximately $75.575 per share), subject to adjustment. Prior to April 15, 2042, such conversion is subject to the satisfaction of certain conditions set forth below. The holders of the Debentures who convert their Debentures in connection with a fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, the holders of the Debentures may require the Company to repurchase all or a portion of their Debentures at a purchase price equal to 100% of the principal amount of Debentures, plus accrued and unpaid interest, contingent interest and additional interest, if any, to, but not including, the fundamental change repurchase date.

The Debentures are redeemable at the option of the Company at any time on or after October 20, 2022 if the last reported sale price of the Common Stock is at least 150% of the conversion price of the Debentures for at least 20 trading days during any 30 consecutive trading day period prior to the date on which the Company provides notice of redemption. Furthermore, on or prior to October 15, 2013, the Company may also redeem all or any part of the Debentures for cash, at a premium, if certain U.S. federal tax legislation, regulations or rules are enacted or are issued.

The holders of the Debentures may also convert their Debentures on or after April 15, 2042 until the close of business on the third scheduled trading day immediately preceding the maturity date. Prior to April 15, 2042, the holders of the Debentures may convert their Debentures, under any of the following conditions:

•

during any fiscal quarter commencing after the fiscal quarter ended December 31, 2012 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any 10 consecutive trading day period in which the trading price per $1,000 principal amount of Debenture for each day of that ten consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the applicable conversion rate on each such trading day;

•	if the Company calls any or all of the Debentures for redemption, at any time prior to the close of business on the third scheduled trading day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate events.

The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Upon conversion, the Company will deliver cash up to the aggregate principal amount of the Debentures to be converted and cash or shares of the Common Stock, at its option, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Debentures being converted.

The above description of the Indenture and the Debentures is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Debenture included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 2.03 of this Current Report on Form 8-K, the Company issued $1.5 billion aggregate principal amount of Debentures to the Initial Purchasers on October 9, 2012 in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to pay an estimated aggregate amount of approximately $32.5 million of offering expenses in connection with the transaction, including the Initial Purchasers’ discounts.

The Company offered and sold the Debentures to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are initially offering the Debentures to “qualified institutional buyers” pursuant to an exemption from registration provided by Rule 144A under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers.

The Debentures and Common Stock issuable upon conversion of the Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company is filing the information above under Item 3.02. However, as a result of the principal amount of the obligations under the Debentures upon conversion being payable in cash as described in Item 2.03 of this Current Report on Form 8-K, the number of shares of Common Stock issuable upon conversion of the Debentures may constitute less than 1% of the number of shares of Common Stock outstanding.

Item 8.01. Other Events

Concurrently with the Offering, the Company used approximately $400 million of the net proceeds from the Offering to purchase shares of the Company’s Common Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

4.1	Indenture, dated October 9, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of 2.750% senior convertible debenture due 2042 (included in Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2012

WELLPOINT, INC.

By:	/s/ KATHLEEN S. KIEFER
Name:	Kathleen S. Kiefer
Title:	Vice President and Interim Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Indenture, dated October 9, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of 2.750% senior convertible debenture due 2042 (included in Exhibit 4.1)